SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 1, 2002
Date of Report (Date of Earliest Event Reported)

The Taiwan Fund, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	811-04893	042942862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

(212) 662-2789
(Registrant’s Telephone Number, Including Area Code)

Item 9. Regulation FD Disclosure.
SIGNATURES
THE TAIWAN FUND, INC. REVIEW

Item 9.   Regulation FD Disclosure.

         Pursuant to Regulation FD Rules 100-103, The Taiwan Fund, Inc. (the “Fund”) furnishes the April 2002 Monthly Review on the Fund by the Fund’s investment adviser.

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2002

By: /s/ Haichi Vicki Hau

Name: Haichi Vicki Hau Title: Secretary

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THE TAIWAN FUND, INC. REVIEW

April 2002

HSBC Asset Management (Taiwan) Limited 24/F No. 99, Tunhwa S. Rd., Sec. 2 Taipei, Taiwan, R.O.C	Tel: (8862) 2325-7888 Fax: (8862) 2706-5371

Portfolio Review

         The TWSE Index held up quite well in April, sliding 1.7% to 6,065 points. The financial and non-technology sectors performed relatively well, gaining 9.4% and 5.6% respectively. However, the technology sector index tumbled almost 6% from last month. The market was anticipating that more PC-related sectors would be facing further negative sales momentum in the coming months, due to slower-than-expected PC demand.

         After reaching the 18-month high of 6,484 points on April 24, the TWSE Index plummeted to 5,525 on May 7, losing 959 points or 14.8% in 11 trading days. We believe that this market correction was triggered by the weak U.S. stock market and the drought in Taiwan.

         However, the current correction creates an opportunity to accumulate good-performing technology shares. The most encouraging reports came from TSMC this month. Well above analysts’ expectations, in April the company reported a 45% year to year increase in shipments. Its second quarter of 2002 utilization rate will jump to 80%, a 13% increase compared with a 67% rate in the first quarter of 2002. In addition, the annual growth rate of exports turned positive (+1.7% year to year) in March after 15 consecutive monthly declines. The Fund’s investment strategy remains the same as last month, continuing to focus on cyclical and outsourcing plays.

Total Fund Asset Allocation

As of 04/30/02	% of	% of
	Total Fund	TAIEX
Electronics	24.45	18.31

Semiconductor	22.50	22.53

PC & Peripherals	15.44	13.16

Banking	8.87	15.91

Telecommunication	7.69	7.09

Plastics	3.90	4.09

Textile	1.94	3.07

Auto	1.06	0.70

Retail	0.83	0.81

*C. S. & Software	0.83	0.62

Rubber	0.82	0.47

Steel	0.80	1.79

Chemical	0.43	1.26

Transportation	0	1.63

Electricals	0	1.12

Others	3.24	7.44

Total	92.80	100.00

Cash	7.20

Total Net Asset: US$228.88M
(*)=Computer Service & Software

Top 10 Holdings of Total Fund Portfolio

As of 04/30/02	% of Total Portfolio
United Micro Electronics	8.67

Taiwan Semiconductor Mfg	8.63

Acer Display Technology, Inc.	4.98

China Trust Commercial Bank	3.17

Acer Peripherals Inc.	2.99

Quanta Computer	2.97

Nan Ya Plastic	2.71

Mediatek Incorporation	2.54

Asustek Computer Inc.	2.49

Realtek Semiconductor Corp	2.43

Total	41.58

NAV: US$13.99 No. of Shares: 16.4M	Price: US$12.09	Prem.: -13.58%

	Total Returns in US$ (%)**

	The Taiwan Fund, Inc.	Taiwan Stock Exchange Index
One Month	-2.96	-1.50

Fiscal Year to Date	30.10	33.88

One Year	4.16	6.87

Three Years	-7.31	-8.19

Five years	-8.84	-10.64

Ten Years	1.89	-0.20

Since Inception	8.22	12.36

**	Total returns are historical and assume changes in net asset value per share during each period and assumes that dividends and capital gains, if any, were reinvested. Past performance is not indicative of future results of the Fund. Returns for periods less than one year are not annualized.

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Premium/Discount of TWN

Market Data

	As of 03/29/02	As of 04/30/02
TAIEX	6,167.47	6,065.73

% change in NTD terms	8.28	-2.32

% change in USD terms	8.30	-1.50

NTD Daily avg. trading volume (In Billions)	127.5	117.9

USD Daily avg. trading volume (In Billions)	3.6432	3.39

NTD Market Capitalization (In Billions)	10,835.09	11,409

USD Market Capitalization (In Billions)	309.60	328.79

FX Rate: (US$/NT$)	34.997	34.70

Taiwan’s Macro Economics Review

         Taiwan exports grew by 0.3% in April and industrial production grew by 0.98% in March. It is the first time that the two indicators have shown positive growth since Jan. 2001. Taiwan’s M1b grew by 17.58% in March, with a 12 consecutive months improvement.

*	Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*	Effective. from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800)636-9242.

*Please notify us immediately if you are having problems receiving this telecopy.	Fund Manager: Vincent Lai

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